EMPLOYMENT AGREEMENT
                              --------------------

         EMPLOYMENT AGREEMENT ("Agreement") dated as of December 17, 2003, among NATIONAL PENN BANCSHARES, INC., a Pennsylvania business corporation and registered bank holding company ("NPB"); NATIONAL PENN BANK, a national banking association ("Bank"); and HUGH J. GARCHINSKY ("Executive") (NPB and Bank are sometimes referred to herein collectively as "Employer").

                                   BACKGROUND
                                  ------------

         1. Executive is presently employed by The Peoples Bank of Oxford ("Peoples Bank") as its President and Chief Executive Officer, pursuant to an Employment Agreement dated as of January 1, 2002 (the "Peoples Employment Agreement").

         2. Peoples Bank is a wholly-owned subsidiary of Peoples First, Inc., a Pennsylvania business corporation and registered bank holding company ("Peoples").

         3. On December 17, 2003, NPB and Peoples entered into an Agreement (the "Merger Agreement") providing, among other things, for the merger of Peoples with and into NPB (the "Merger"), followed immediately by the merger of Peoples Bank with and into Bank (the "Bank Merger"). The Agreement also provides for Bank to establish, immediately after the Bank Merger, a new banking division to be called "The Peoples Bank of Oxford, a division of National Penn Bank" (the "Peoples Bank Division").

         4. It is the desire of the Boards of Directors of NPB and Bank that Executive continue his employment from and after the effective date of the Merger, on the terms and conditions set forth herein, in order that the experience he has gained throughout his career and the management ability he has demonstrated will continue to be available to NPB and Bank, including its Peoples Bank Division. Executive is willing to continue such employment, on the terms and conditions set forth herein.

                                    AGREEMENT
                                  ------------

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and each intending to be legally bound, NPB, Bank and Executive agree as follows:

         1. Background. The matters set forth in the "Background" section of this Agreement are incorporated by reference herein.

         2. Term. This Agreement shall be for a term of three years (the "Term"), beginning on the date of closing of the Merger (the "Effective Date"), subject to termination at any time as provided in Sections 9 through 13.



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


         3. Position, Duties.
            -----------------

         (a) During the Term, Bank will employ Executive as an executive vice president of Bank and as President of the Peoples Bank Division. Executive acknowledges that his employment as President of the Peoples Bank Division does not give rise to an obligation to maintain the Peoples Bank Division beyond that provided in the Merger Agreement. Employee accepts such employment, with such powers and duties as may from time to time be determined by the Board of Directors of Bank or by Bank's Chairman or President.

         (b) Executive will devote substantially all his time and attention to, and will use his best energies and abilities in the performance of, his duties and responsibilities as prescribed in this Section 3, and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes, conflicts, or interferes with the performance of his duties hereunder in any way. Notwithstanding the foregoing, Executive may perform community service consistent with NPB and Bank policy and engage in activities on behalf of NPB or Bank or for his own account, including personal investment activities (excluding any personal investments in publicly-traded companies (other than NPB) with voting power equal to five percent or more); provided, however, that all such service or activities do not interfere with Executive's performance of his responsibilities under this Agreement.

         4. Base Compensation. Except as provided in Section 17, for all services to be performed by Executive pursuant to Section 3, Employer will pay Executive a base salary of One Hundred Sixty Three Thousand Dollars ($163,000) per year. Employer shall pay such salary to Executive in approximately equal installments during each year on the customary salary payment dates of Employer, and such salary shall be subject to applicable income tax withholding, deductions required by law, and other deductions authorized by Executive. Executive shall not be entitled to any additional compensation for service as a director or committee member of NPB, Bank, the Peoples Bank Division or any other affiliated company. Employer will evaluate Executive's performance annually, and Executive shall be eligible for annual merit increases in base salary in the discretion of the respective Boards of Directors of NPB and Bank. Except as provided in Section 23, a base salary increase shall, when it takes effect, become the new minimum base salary required thereafter by this Section 4.

         5. Health Insurance, Benefit Plans, Stock Compensation Plans, etc.
            ---------------------------------------------------------------

         (a) In addition to the compensation payable to Executive pursuant to
Section 4 hereof, Executive shall be entitled during the time this Agreement is in effect to participate in all health insurance and benefit plans, group insurance, pension or profit-sharing plans, or other plan or plans providing benefits applicable generally to executive employees of


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


NPB or Bank which are presently in force or which may hereafter be adopted by NPB or Bank.

         (b) Executive shall also be eligible during the time this Agreement is in effect for receipt of stock options or restricted stock commensurate with his positions with NPB and Bank, pursuant to NPB's Officers' and Key Employees' Stock Compensation Plan or any successor or additional stock option plan or stock compensation plan which may hereafter be adopted by NPB for officers and other key employees of NPB and its subsidiaries. Any discretionary terms of grants or awards to Executive (other than with respect to amount) shall be consistent with grants or awards to other senior officers generally.

         6. Bonuses. As additional compensation for services rendered hereunder, Executive shall be entitled:

         (a) for the two year period beginning on the first day of the first month following the Effective Date, to the receipt of a special cash bonus in the amount of ______________________ ($_________) per month; and

         (b) during the time this Agreement is in effect, to participate as a "Category C Participant" in NPB's Executive Incentive Plan, assuming such plan remains in effect, or at an equivalent level in any successor executive bonus plan covering the officers of NPB or Bank which may be adopted by NPB or Bank.

Executive acknowledges that this Section 6 does not preclude NPB's or Bank's Board of Directors, as the case may be, from amending or terminating the Executive Incentive Plan or any other executive bonus plan in accordance with its terms.

         7. Other Benefits. Except as provided in Sections 14 and 23, as additional compensation for services rendered hereunder, Executive shall be entitled during the time this Agreement is in effect:

         (a) To payment by NPB or Bank of, or reimbursement by NPB or Bank for, 100% of Executive's regular membership dues and assessments at Derfield County Club, or similar quality replacement club, and all eligible business expenses related thereto;

         (b) To (i) life insurance coverage in an amount equal to two times Executive's base salary (determined pursuant to Section 4), and (ii) long-term disability insurance coverage in such amount and on such terms and conditions as is such disability insurance coverage for Executive in effect on the date of this Agreement, each at no expense to Executive;



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


         (c) To the use of an automobile (make and model to be mutually agreeable to Executive and Employer), or to the receipt of an automobile allowance (for an automobile of make and model mutually agreeable to Executive and Employer), in such amount as shall be determined by Employer from time to time, in Employer's sole discretion, but in no event less than $600 per month; and

         (d) To reasonable vacation and sick leave in accordance with Employer policy, as the same may be revised from time to time.

         8. Change in Control.
            -----------------

         (a) If a Change in Control (as defined in Section 8(b)) shall occur, and if thereafter, there shall be:

                  (1) At any time, any involuntary termination of Employee's employment (other than for Cause);

                  (2) At any time, any reduction in Employee's title, responsibilities or authority, including such title, responsibilities or authority as such may be increased from time to time;

                  (3) At any time, any reduction in Employee's Salary in effect immediately prior to a Change in Control, or any failure to provide Employee with benefits at least as favorable as those enjoyed by Employee under any of the pension, life insurance, medical, health and accident, disability or other employee plans of Employer in which Employee participated immediately prior to a Change in Control, or the taking of any action that would materially reduce any of such compensation or benefits in effect at the time of the Change in Control, unless such reduction relates to a reduction applicable to all employees generally;

                  (4) At any time, any reassignment of Employee beyond a thirty
(30) mile commute by automobile from Employee's home at 106 Hidden Fox Lane, Lincoln University, Pennsylvania; or

                  (5) At any time, any requirement that Employee travel in performance of his duties on behalf of NPB or an Affiliate for a greater period of time during any year than was required of Employee during the year preceding the year in which the Change in Control occurred;

then, at the option of Employee, exercisable by Employee within one hundred eighty (180) days of the occurrence of any of the foregoing events, Employee may resign from employment (or, if involuntarily terminated, give notice of intention to collect benefits hereunder) by delivering a notice in writing to Employer, in which case Employee shall be


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


entitled to a lump sum cash severance payment equal to 150% of Employee's average Salary for the five years prior to the year in which a Change in Control occurs (including the time of Executive's employment with Peoples Bank prior to the Effective Date), which Employer shall pay to Employee within fifteen (15) days of Employee's termination of employment.

         Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall the lump sum payment to Employee pursuant to this Section 6(a) be greater than an amount equal to an amount ("X") determined pursuant to the following formula:

                           X = (2.99A - B) x (1 + C)D.

         For purposes of the foregoing formula:

                  A   =    Employee's Base Amount on the date of the Change in
                           Control;

                  B   =    The present value of all other amounts which
                           qualify as parachute payments under Code Section
                           280G(b)(2)(A) or (B) (without regard to the provisions of Code Section 280G(b)(2)(A)(ii)), such present value to be determined pursuant to the provisions of Code Section 280G;

                  C  =     120% times 0.5 times the lowest of the semiannual
                           applicable federal rates (determined pursuant to Code
                           Section 1274(d)) in effect on the date of the Change in Control; and

                  D  =     The number of whole semiannual periods plus any
                           fraction of a semiannual period from the date of the Change in Control to the date of termination of the Employee's employment.

         (b) "Change in Control" means:

                  (1) An acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of NPB representing 24.99% or more of the combined voting power of NPB's securities then outstanding;

                  (2) A merger, consolidation or other reorganization of Bank, except where the resulting entity is controlled, directly or indirectly, by NPB;


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


                  (3) A merger, consolidation or other reorganization of NPB, except where shareholders of NPB, immediately prior to consummation of any such transaction, continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any such transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of NPB's Board of Directors;

                  (4) A sale, exchange, transfer or other disposition of substantially all of the assets of Bank to another entity, except to an entity controlled, directly or indirectly, by NPB;

                  (5) A sale, exchange, transfer or other disposition of substantially all of the assets of NPB to another entity, or a corporate division involving NPB; or

                  (6) A contested proxy solicitation of the shareholders of NPB which results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of NPB.

         (c) "Affiliate" means any corporation which is included within a "controlled group of corporations" including NPB, as determined under Code
Section 1563.

         (d) "Base Amount" means Employee's average annualized taxable compensation from Employer for the five years prior to the year in which a Change in Control occurs, determined in accordance with the provisions of Code
Section 280G.

         (e) "Code" means the Internal Revenue Code of 1986, as amended, and as the same may be amended from time to time.

         (f) "Employer" includes, for purposes of Section 6 only, NPB or any Affiliate which employs Employee at any particular time.

         (g) "Salary" means Employee's annual base salary, established either by contract or by the Board of Directors of Employer, prior to any reduction of such salary pursuant to any contribution to a tax-qualified plan under Section 401(k) of the Code.

         (h) Employee shall not be required to mitigate the amount of any payment provided for in Section 8(a) by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Section 8(a) be reduced by any compensation earned by Employee as the result of employment by another employer or by reason of Employee's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.



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


         9. Termination--Disability. Employer may terminate Executive's employment at any time if Executive shall be "disabled" for a period of 180 consecutive days. "Disability" means that, because of Executive's injury or sickness, Executive cannot perform each of the material duties of his regular occupation, as determined by Employer in good faith. In such event:

         (a) This Agreement shall remain in effect for the remainder of the Term and terminate at the end of such Term;

         (b) Employer shall continue to pay Executive the compensation set forth in Section 4 for the remainder of the Term of this Agreement, at the times set forth in Section 4; and

         (c) Employer shall continue to pay Executive the compensation set forth in Section 6(a), if any, at the times and for the duration set forth in Section 6(a).

         10. Termination--Death. If Executive's employment is terminated because of Executive's death:

         (a) This Agreement shall terminate at that time; and

         (b) Within 30 days of the date of death, Employer shall pay to Executive's designated beneficiary, in one lump sum, an amount equal to the total amount of compensation remaining to be paid to Executive pursuant to
Section 4 through the remaining Term of the Agreement and Section 6(a) for the remaining period set forth in Section 6(a).

         11. Voluntary Termination. Executive may terminate his employment with Employer at any time. In such event:

         (a) This Agreement shall terminate at that time; and

         (b) Employer shall not be obligated to pay Executive any further compensation pursuant to Section 4 or otherwise, except that the following shall remain due and payable by Employer to Executive notwithstanding termination of this Agreement:

                   (1) Section 4 compensation, if any, accrued and unpaid through the date of voluntary termination;

                   (2) The remaining amount payable to Executive pursuant to
Section 6(a), if any; and

                   (3) The amount payable to Executive pursuant to Section 8, if any.



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


         12. Termination--Cause. Nothing contained in this Agreement shall be construed to prevent Employer from terminating the employment of Executive hereunder at any time for "cause".

         (a) "Cause" means the Employer's good faith reasonable belief that the Executive committed (1) fraud, theft or embezzlement, (2) falsified corporate records, (3) disseminated confidential information concerning customers, NPB, Bank, any NPB or Bank subsidiary or any of its or their employees, (4) had documented unsatisfactory job performance under NPB's dismissal policy, or (5) violated NPB's Code of Conduct. The foregoing definition of "cause" is the definition of "cause" used by NPB, Bank and their subsidiaries in the ordinary course of business.

         (b) If Employer terminates Executive's employment for cause:

                  (1) Employer shall give Executive a written notice of termination effective on the date specified by Employer in said notice, which notice shall contain a full statement of the facts and reasons for such termination;

                  (2) This Agreement shall terminate at such time; and

                  (3) Employer shall not be obligated to pay Executive any further compensation pursuant to Section 4 or otherwise, except for (A) Section 4 compensation, if any, accrued and unpaid through the date of termination and
(B) the remaining amount payable to Executive pursuant to Section 6(a), if any.

         13. Termination--Without Cause. Employer may terminate Executive's employment at any time without cause (defined in Section 12(a)). In such event:

         (a) This Agreement shall remain in effect for the remainder of its Term and terminate at the end of the Term;

         (b) Employer shall continue to pay Executive the compensation set forth in Section 4 for the remainder of the Term of this Agreement, at the times set forth in Section 4;

         (c) Employer shall continue to pay Executive the compensation set forth in Section 6(a), if any, at the times and for the duration set forth in Section 6(a);

         (d) Employer shall reimburse Executive for the cost of "COBRA" health care continuation coverage for the remainder of the Term of this Agreement, but not to exceed 18 months;



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


         (e) If a Change in Control (defined in Section 8(b)) shall occur prior to the end of the Term of this Agreement, Employer shall pay to Executive the payment to which Executive is entitled pursuant to Section 8; and

         (f) Executive shall not receive any other employee benefits, including the benefits described in Section 7 of this Agreement, or be entitled to participate in any other plan or plans providing benefits generally to employees of Employer which are presently in effect or which may hereafter be adopted by Employer, for the remainder of the Term of this Agreement.

         14. Non-Competition. Executive acknowledges that NPB is a registered bank holding company engaged principally in the commercial and retail banking business through its ownership, support, operation and management of its subsidiaries, including Bank. During the Term of this Agreement and for a period of one year thereafter, or if Executive shall voluntarily terminate his employment pursuant to Section 11 hereof, for a period of one year after the termination of Executive's employment, Executive shall not, directly or indirectly, acting alone or in conjunction with others:

         (a) Engage as a director, officer, employee, partner, shareholder, consultant, agent or in any other capacity, in the commercial or retail banking business in competition with NPB, Bank or any other future NPB banking subsidiary, in any location whether or not within the Commonwealth of Pennsylvania that is within either fifty (50) miles of Boyertown, Berks County, Pennsylvania, or within fifty (50) miles of Oxford, Chester County, Pennsylvania;

         (b) Request any customers of NPB, Bank or any other future NPB banking subsidiary, to curtail or cancel their business with NPB, Bank, or any other future NPB banking subsidiary, excluding himself and any customer who is a relative of Executive; or

         (c) Induce, or attempt to influence, any employee of NPB, Bank, or any other future NPB banking subsidiary to terminate employment with NPB, Bank, or any other future NPB banking subsidiary, or to enter into any employment or other business relationship with any other person (including Executive), firm or corporation.

         Executive recognizes that immediate and irreparable damage will result to Employer if Executive breaches any of the terms and conditions of this
Section 14 and, accordingly, Executive hereby consents to the entry by any court of competent jurisdiction of an injunction against him to restrain any such breach, in addition to any other remedies or claims for money damages which Employer may seek. Executive represents and warrants to Employer that his experience and capabilities are such that he can obtain employment in business without breaching the terms and conditions of this Section 14, and the enforcement hereof by injunction or otherwise will not prevent him from earning a livelihood.



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


         15. Non-Disclosure. During the Term of this Agreement and for an indefinite period thereafter, Executive shall not, directly or indirectly, acting alone or in conjunction with others, disclose to any person, firm or corporation any of the following information: any trade secret, any details of organization or business affairs, any names of past or present customers, consumers or employees, or any other proprietary data or confidential information, of NPB, Bank, or of any of NPB's other direct or indirect, present or future, subsidiaries or affiliates; provided, however, that disclosure of such information within the scope of Executive's employment, disclosure of such information as is required by law, and disclosure of such information already in the public domain through no fault of Executive, shall not be prohibited by this
Section 15.

         Employer may enforce the provisions of this Section 15 by suit for damages, injunction, or both. Executive agrees that Employer would be irreparably injured by the breach of any provision of this Section 15, and money damages alone would not be an appropriate measure of the harm to Employer from such continuing breach. Therefore, equitable relief, including specific performance of the provisions of this Section 15 by injunction, would be an appropriate remedy for the breach of these provisions.

         16. Binding Effect, Assignment.
             ---------------------------

         (a) This Agreement shall be binding upon and inure to the benefit of NPB and Bank, and it shall be assignable to any corporation, limited liability company or other entity which may become the legal employer of all of NPB's and Bank's current employees (as is contemplated by NPB as of December 31, 2003), in which case both NPB and Bank shall be guarantors of the due performance of all obligations set forth herein and the term "Employer" used herein shall include such assignee. This Agreement shall also be assignable to any corporation, bank or other entity which may acquire NPB's or Bank's business or all or substantially all of the assets of NPB or Bank, or with or into which NPB or Bank may be merged or consolidated, as provided in Section 16(b).

         (b) Each of NPB and Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of NPB or Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that NPB or Bank would be required to perform it if no such succession had taken place. Failure to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement, in which case a "Change in Control" (as defined in Section 8(b)) shall be deemed to have occurred and Executive shall have the immediate right to take the actions and receive the payments provided in Section 8. As used in this Agreement, "NPB" and "Bank" shall mean NPB and Bank as previously defined and any successor to the business and/or assets of NPB or Bank as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.


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


         (c) This Agreement shall be binding upon and inure to the benefit of Executive, his personal and legal representatives, heirs, distributees, devisees and assigns. Notwithstanding the foregoing, the obligations and duties of Executive hereunder shall be personal and not assignable or delegable by him in any manner whatsoever.

         17. Exception for Across-the-Board Actions. If, during the Term, the Boards of Directors of NPB and Bank shall determine, acting in good faith and with a reasonable basis, that it is in the best interests of NPB, Bank and NPB's shareholders to implement one or more broad, across-the-board cost-cutting measures for all members of senior management, then, notwithstanding Sections 4 and 7, Executive's base compensation and other benefits may be reduced in accordance with such cost-cutting measures in a manner consistent with any such reductions in base compensation and/or other benefits for other senior officers generally.

         18. Employment After Term; Survival of Provisions. Upon expiration of the Term of this Agreement:

         (a) Executive's employment status shall convert to "at will" employment status;

         (b) except as set forth in (c) below, this Agreement shall remain in effect solely as a "change-in-control" agreement for so long as Executive shall remained employed by Employer; and

         (c) the provisions of Sections 14 and 15 relating to non-competition and non-disclosure shall remain in full force and effect in accordance with their respective provisions.

         19. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally or two business days after mailing if mailed by prepaid, registered or certified mail, return receipt requested, addressed as follows:

         If to NPB, to:

                  Wayne R. Weidner
                  Chairman and Chief Executive Officer
                  National Penn Bancshares, Inc.
                  Reading and Philadelphia Avenues
                  Boyertown, PA  19512



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



         If to Bank, to:

                  Wayne R. Weidner
                  Chairman
                  National Penn Bank
                  Reading and Philadelphia Avenues
                  Boyertown, PA  19512

         If to Executive, to:

                  Hugh J. Garchinsky
                  106 Hidden Fox Drive
                  Lincoln University, PA  19352

or to such other address as may have been previously furnished by the party to the other by notice given in the manner provided herein.

         20. Entire Agreement. This Agreement is intended by the parties to constitute and does constitute the entire agreement between NPB, Bank and Executive with respect to the subject matter hereof. This Agreement supersedes any and all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written.

         21. Amendment. This Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by Executive, an authorized officer of NPB or an authorized officer of Bank, as the case may be, against whom or which enforcement of the amendment, modification, waiver, discharge or termination is sought.

         22. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

         23. Interpretation of Provisions. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Without limiting the generality of the foregoing, if a court of competent jurisdiction shall determine that the time or geography provisions of Section 14 are not reasonable, then such provision(s) shall be reformed to reflect such period of time or geographical areas as the court shall determine to be reasonable and enforceable.

         24. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.



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


         25. Joint and Several Obligations. All obligations of NPB and Bank herein shall be joint and several obligations.

         26. Termination of Prior Agreement, Pay-Out of Change-in-Control
Benefit.

         (a) Effective concurrently with the closing of the Merger, the Peoples Employment Agreement is terminated and of no further force and effect, except that Executive shall be paid the full amount calculated under Section 9(b)(1) of the Peoples Employment Agreement, such amount to be paid to Executive on the Effective Date to the extent, in the opinion of NPB's counsel, that such payment will not trigger the excise tax provisions of Code Section 4999.

         (b) Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment by Employer to or for the benefit of Executive, whether paid or payable pursuant to the terms of this Agreement or otherwise (other than payments to be made pursuant to Section 8 hereof) (each such other payment a "Parachute Payment"), would constitute an "excess parachute payment" within the meaning of Code Section 280G (whether or not under an existing plan, arrangement or other agreement) and would result in the imposition on Executive of an excise tax under Code Section 4999, then, in addition to any other amounts to which Executive is entitled under this Agreement or otherwise (other than pursuant to Section 8), Executive shall be paid an amount equal to the sum of the excise taxes payable by Executive by reason of receiving Parachute Payments plus the amount necessary to place Executive in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including, without limitation, any payments under this subparagraph (b)) as if no excise tax had been imposed with respect to Parachute Payments (the "Parachute Gross-up"). Any Parachute Gross-up otherwise required by this subparagraph (b) shall be made not later than the time of the corresponding payment hereunder giving rise to the underlying Section 4999 excise tax (to the extent such determination has been made prior to such time), even if the payment of the excise tax is not required under the Code until a later time. Any Parachute Gross-up otherwise required under this subparagraph (b) shall be made whether or not payments are payable under this Agreement and whether or not Executive's employment or engagement (pursuant to Section 27) with Employer shall have been terminated.

         (c) All determinations to be made under subparagraph (b) shall be made by Employer's independent public accountant ("Accounting Firm"), which firm shall provide its determination and any supporting calculations both to Employer and Executive within ten (10) days of the calculation thereof.

         (d) If the Internal Revenue Service notifies Executive of an inquiry with respect to the applicability of Code Sections 280G or 4999 to any payment by Employer, or assessment of tax under Code Section 4999 with respect to any payment by Employer, Executive shall provide notice thereof to Employer within ten (10) days of receipt, and shall take no action with respect to such inquiry or assessment until Employer has responded thereto (provided such response is timely). Employer shall have the right to appoint an attorney or accountant to represent Executive with respect to such inquiry or assessment, and Executive shall fully cooperate with such representative with respect to such inquiry or assessment as a condition of receiving a Parachute Gross-up.

         (e) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in subparagraph (b), or of the representative appointed pursuant to subparagraph (d), shall be borne solely by Employer.

         27. Consulting Arrangement. Notwithstanding anything to the contrary in this Agreement, beginning on the second anniversary of the Effective Date, Executive shall have the option, exercisable upon not less than sixty (60) days prior written notice to Employer, to resign as an executive vice president of Bank and as President of the Peoples Bank Division, and to become a consultant to NPB and Bank. If Executive exercises the option set forth in this Section 27:

         (a) Executive shall become an independent contractor of NPB and Bank;

         (b) Executive's primary responsibilities shall be to actively participate in a transition process and to work closely with his named successor, and to actively participate with client and referral source retention. Executive agrees to spend at least twenty four hours per week performing these services for NPB and Bank, at such times and places as shall be determined by Executive;

         (c) As compensation for the services to be provided by Executive pursuant to subsection 27(b), NPB or Bank shall pay Executive seventy percent (70%) of Executive's base salary as then in effect pursuant to Section 4 of this Agreement. Executive shall provide his own health and other insurances. Executive shall not be entitled to participate, and shall not participate, in any employee benefit or welfare plan providing benefits to NPB or Bank employees, whether presently in force or hereafter adopted;

         (d) The term of Executive's engagement as a consultant shall be for one year from the date specified in the notice of exercise of the option as the "effective date" of the consulting arrangement, which date shall not be earlier than sixty days after the date of the notice;

         (e) The provisions of Sections 2 through 13 of this Agreement shall automatically terminate and be of no further force and effect;



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         (f) Executive shall resign as a director of Bank and as a member of the
Peoples Bank Board (as defined in the Merger Agreement), provided, however, that Bank may request Executive to remain on the Peoples Bank Board as it then presently exists as an advisory director; and

         (g) At Executive's option, Executive may elect to extend the term of this consulting arrangement for an additional twelve (12) months by providing written notice to NPB and Bank not less than sixty (60) days prior to the expiration of the consulting term specified in subsection 27(d). In such event, Executive's consulting arrangement shall be on the same terms and conditions as the first consulting year, except that:

                  (i) Executive shall perform such services as shall be requested by Executive's named successor, at such times as shall be reasonably requested by such named successor; and

                  (ii) As compensation for the services to be provided by Executive pursuant to subsection 27(g)(i), NPB or Bank shall pay Executive thirty five percent (35%) of Executive's base salary as was last in effect pursuant to Section 4 of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                                NATIONAL PENN BANCSHARES, INC.


                                                 By: /s/ Wayne R. Weidner
                                                     --------------------------
                                                  Name: Wayne R. Weidner
                                                 Title: Chairman and CEO

                                                NATIONAL PENN BANK


                                                  By: /s/ Glenn E. Moyer
                                                     --------------------------
                                                    Name: Glenn E. Moyer
                                                   Title: President and CEO



Witness: /s/ Marie A. Dougherty__               /s/ Hugh J. Garchinsky
         ---------------------------                --------------------------
                                                    Hugh J. Garchinsky




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